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                                                                    EXHIBIT 2.02

                            COMPANY VOTING AGREEMENT

         This VOTING AGREEMENT (this "AGREEMENT") is made and entered into as of June 4, 2003, by and between Palm, Inc., a Delaware corporation ("PARENT"), and the undersigned stockholder and/or optionholder of the Company (the "STOCKHOLDER") of Handspring, Inc., a Delaware corporation (the "COMPANY"). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement referred to below.

         WHEREAS, as of the date hereof, Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of such number of shares of the outstanding capital stock of the Company, and such number of shares of capital stock of the Company issuable upon the exercise of outstanding options and warrants, as is indicated on Schedule A.

         WHEREAS, concurrently with the execution of this Agreement, Parent, Peace Separation Corporation, a Delaware corporation and direct wholly-owned subsidiary of Parent, Harmony Acquisition Corporation, a Delaware corporation and direct wholly-owned subsidiary of Parent ("MERGER SUB") and the Company are entering into an Agreement of Plan of Reorganization, dated as of the date hereof, and as may be amended from time to time (the "MERGER AGREEMENT"), pursuant to which, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into the Company, with the Company as the surviving corporation (the "COMPANY MERGER") and all outstanding capital stock of the Company will be converted into the right to receive common stock of Parent, as set forth in the Merger Agreement; and

         WHEREAS, in consideration of the execution of the Merger Agreement by Parent, the Stockholder has agreed to vote the Subject Shares (as defined below), so as to facilitate consummation of the Company Merger.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

         1. Certain Definitions. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

                  (a)      "EXPIRATION DATE" shall mean the earlier to occur of
(i) such date and time as the Merger Agreement shall have been validly terminated pursuant to its terms, or (ii) such date and time as the Company Merger shall become effective in accordance with the terms and conditions set forth in the Merger Agreement.

                  (b) "SHARES" shall mean: (i) all securities of the Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) owned by the Stockholder as of the date of this Agreement and such other shares of capital stock of the Company over which the Stockholder has voting power as indicated on Schedule A, and (ii) all additional securities of the Company (including all

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additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which the Stockholder acquires beneficial ownership during the period commencing with the execution and delivery of this Agreement until the Expiration Date.

                  (c) "SUBJECT SHARES" shall mean those securities of the Company owned by the Stockholder as of the date of this Agreement as indicated on Schedule B.

                  (d) Transfer. A Person shall be deemed to have effected a "TRANSFER" of a security if such person directly or indirectly (i) sells, pledges, encumbers, grants an option with respect to, transfers or otherwise disposes of such security or any interest therein (including any voting interest), or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

         2.       Transfer of Shares.

                  (a) No Transfer. The Stockholder hereby agrees that, at all times during the period commencing with the execution and delivery of this Agreement until the Expiration Date, the Stockholder shall not cause or permit any Transfer of any of the Subject Shares to be effected, or discuss, negotiate or make any offer regarding any Transfer of any of the Shares without the prior written consent of Parent, provided that, notwithstanding the foregoing, the Stockholder shall not be restricted from effecting a Transfer of any Subject Shares to any member of the Stockholder's immediate family or to a trust for the benefit of the Stockholder and/or any member of the Stockholder's immediate family provided that each such transferee shall have (i) executed a counterpart of this Agreement and a proxy in the form attached hereto as Exhibit A (with such modifications as Parent may reasonably request) and (ii) agreed in writing to hold such Subject Shares, or such interest therein, subject to all of the terms and conditions set forth in this Agreement. For purposes of this Agreement, "immediate family" means the Stockholder's spouse, parents, siblings, children or grandchildren.

                  (b) No Transfer of Voting Rights. The Stockholder hereby agrees that, at all times commencing with the execution and delivery of this Agreement until the Expiration Date, the Stockholder shall not deposit, or permit the deposit of, any Subject Shares in a voting trust, grant any proxy in respect of the Subject Shares, or enter into any voting agreement or similar arrangement or commitment with respect to any of the Subject Shares (other than, in each case, this Agreement and the Proxy (as defined in Section 4)).

         3. Agreement to Vote Shares. Until the Expiration Date, at every meeting of stockholders of the Company called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of stockholders of the Company with respect to any of the following, the Stockholder shall vote, to the extent not voted by the person(s) appointed under the Proxy, the Subject Shares:

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                  (a)      in favor of approval of the Company Merger and the
adoption and approval of the Merger Agreement, and in favor of each of the other actions contemplated by the Merger Agreement and the Proxy and any action required in furtherance thereof;

                  (b) in favor of any matter that could reasonably be expected to facilitate the Company Merger, including waiving any notice that may be required relating to Company Merger;

                  (c) against approval of any proposal made in opposition to, or in competition with, consummation of the Company Merger and the transactions contemplated by the Merger Agreement, including any proposal for the acquisition or purchase of the Company's assets or capital stock by any Person (other than Parent);

                  (d) against any other matter that could reasonably be expected to facilitate any acquisition or purchase of the Company's assets or capital stock by any Person (other than Parent); and

                  (e) against any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Company Merger or any of the other transactions contemplated by the Merger Agreement.

         Prior to the Expiration Date, the Stockholder shall not enter into any agreement or understanding with any person to vote or give instructions with respect to the Subject Shares in any manner inconsistent with the terms of this
Section 3.

         4. Irrevocable Proxy. Concurrently with the execution of this Agreement, the Stockholder agrees to deliver and hereby delivers to Parent a proxy in the form attached hereto as Exhibit A (the "PROXY"), which shall be coupled with an interest and, until the Expiration Date, irrevocable to the fullest extent permissible by applicable law, with respect to the Subject Shares.

         5. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Parent that, as of the date hereof and at all times until the Expiration Date:

                  (a) the Stockholder is (and will be, except with respect to any Subject Shares that are Transferred pursuant to Section 2(a)) the beneficial owner of the Subject Shares, with full and sole power to vote or direct the voting of all of the Subject Shares, without restriction, for and on behalf of all beneficial owners of the Subject Shares;

                  (b) the Subject Shares are (and will be, unless Transferred pursuant to Section 2(a)) free and clear of any liens, pledges, security interests, claims, options, rights of first refusal, co-sale rights, charges or other encumbrances of any kind or nature;

                  (c) the Stockholder has, with respect to all of the Subject Shares (and will have, except with respect to any Subject Shares that are Transferred pursuant to Section 2(a)), legal capacity and all requisite power and authority to make, enter into and perform the terms of this Agreement and the Proxy;

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                  (d)      this Agreement has been duly and validly executed and
delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms;

                  (e) the execution and delivery of this Agreement by Stockholder do not, and the consummation of the transactions contemplated hereby will not, conflict with or violate any material Legal Requirement or Permit applicable to the Stockholder or result in any breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or materially impair the Stockholder's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Contract applicable to the Subject Shares, or result in the creation of a Lien on any of the Subject Shares; and

                  (f) except as expressly contemplated hereby, the Stockholder is not a party to, and the Subject Shares are not subject to or bound in any manner by, any contract or agreement relating to the Subject Shares, including without limitation, any voting agreement, option agreement, purchase agreement, stockholders' agreement, partnership agreement or voting trust.

         6. Legending of Shares. If so requested by Parent, the Stockholder hereby agrees that the Subject Shares shall bear a legend stating that they are subject to this Agreement and to an irrevocable proxy. Subject to the terms of Section 2, the Stockholder hereby agrees that the Stockholder shall not Transfer the Subject Shares without first having the aforementioned legend affixed to the certificates representing the Subject Shares.

         7. Consent and Waiver. Stockholder (not in his or her capacity as a director or officer of the Company) hereby gives any consents or waivers that are reasonably required for the consummation of the Company Merger under the terms of any agreement to which such Stockholder is a party or pursuant to any rights such Stockholder may have.

         8.       Miscellaneous.

                  (a) Waiver. No waiver by any party hereto of any condition or any breach of any term or provision set forth in this Agreement shall be effective unless in writing and signed by the other party hereto. The waiver of any breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other previous or subsequent breach of any term or provision of this Agreement.

                  (b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, (ii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) of transmission by telecopy or telefacsimile, or (iii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) if delivered by a nationally recognized courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

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                           (i)      if to Stockholder to the address set forth
on the respective signature page of this Agreement;

                           with a copy to:

                           Fenwick & West LLP
                           Silicon Valley Center
                           801 California Street
                           Mountain View, California 94041
                           Attn:    Dennis R. DeBroeck
                                    Douglas N. Cogen
                                    Lynda M. Twomey
                           Telephone: (650) 988-8500
                           Telecopy: (650) 938-5200

                           (ii)     if to Parent to:

                           Palm, Inc.
                           400 N. McCarthy Blvd.
                           Milpitas, California 95035
                           Attention: General Counsel
                           Telephone No.: (408) 503-7000
                           Telecopy No.:  (408) 503-2750

                           with copies to:

                           Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                           650 Page Mill Road
                           Palo Alto, California 94304
                           Attention:       Larry W. Sonsini
                                            Katharine A. Martin
                                            Martin W. Korman
                           Telephone No.: (650) 493-9300
                           Telecopy No.:  (650) 493-6811

                  (c) Interpretation. When reference is made in this Agreement to a Section, Schedule or Exhibit, such reference shall be to a Section, Schedule or Exhibit of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words "include," "includes" or "including"

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are used in this Agreement, they shall be deemed to be followed by the words
"without limitation."

                  (d) Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party,it being understood that all parties need not sign the same counterpart.

                  (e) Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement may not be changed or modified, except by an agreement in writing specifically referencing this Agreement and executed by each of the parties hereto.

                  (f) Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of such void or unenforceable provision. This Agreement shall, and it is the intent of the parties that this Agreement shall, not preclude the Board of Directors of the Company or any member thereof from exercising their fiduciary duties as required by applicable law.

                  (g) Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                  (h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

                  (i) Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

                  (j) Binding Effect; Assignment. Stockholder may not assign either this Agreement or any of the rights, interests, or obligations hereunder without the prior written approval of Parent. Any purported assignment in violation of this Section 8(j) shall be void.

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Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  (k) Waiver of Jury Trial. EACH OF PARENT AND THE STOCKHOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT OR STOCKHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

                                      *****

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         IN WITNESS WHEREOF, each of the parties hereto has caused this
Agreement to be signed individually or by its respective duly authorized officer as of the date first written above.

                                   PALM, INC.

                                   By: _________________________________________

                                   Name: _______________________________________

                                   Title: ______________________________________

                                   STOCKHOLDER:

                                   _____________________________________________
                                                 Signature
                                   _____________________________________________
                                                   Name
                                   _____________________________________________
                                                  Address
                                   _____________________________________________
                                                  Address

                        ****COMPANY VOTING AGREEMENT****

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                                   SCHEDULE A

                                                               NUMBER OF COMPANY
                                    NUMBER OF COMPANY              OPTIONS AND
               STOCKHOLDER             SHARES OWNED              WARRANTS OWNED

                                   SCHEDULE B

                                 SUBJECT SHARES

                                   EXHIBIT A

                                IRREVOCABLE PROXY

         The undersigned Stockholder of Handspring, Inc., a Delaware corporation (the "COMPANY"), hereby irrevocably (to the fullest extent permitted by law) appoints the executive officers and members of the Board of Directors of Palm, Inc., a Delaware corporation ("PARENT"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the fullest extent that the undersigned is entitled to do so) with respect to all of the Subject Shares, as defined in the Voting Agreement of even date herewith by and between Parent and the undersigned Stockholder (the "VOTING AGREEMENT") in accordance with the terms of this Proxy. The Subject Shares are listed on the final page of this Proxy. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Subject Shares (as defined in the Voting Agreement) are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Subject Shares until after the Expiration Date (as defined in the Voting Agreement).

         Until the Expiration Date, this Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest, is granted pursuant to the Voting Agreement, and is granted in consideration of Parent entering into that certain Agreement and Plan of Reorganization (as it may be amended from time to time, the "MERGER AGREEMENT"), among Parent, the Company and certain other parties thereto. The Merger Agreement provides for the merger of a wholly owned subsidiary of Parent with and into the Company in accordance with its terms (the "COMPANY MERGER"). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement.

         The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Subject Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Subject Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special, adjourned or postponed meeting of stockholders of the Company and in every written consent in lieu of such meeting:

                  (a) in favor of approval of the Company Merger and the adoption and approval of the Merger Agreement, and in favor of each of the other actions contemplated by the Merger Agreement and the Proxy and any action required in furtherance thereof;

                  (b) in favor of any matter that could reasonably be expected to facilitate the Company Merger, including waiving any notice that may be required relating to Company Merger;

                  (c) against approval of any proposal made in opposition to, or in competition with, consummation of the Company Merger and the transactions contemplated by the Merger Agreement, including any proposal for the acquisition or purchase of the Company's assets or capital stock by any Person (other than Parent);

                  (d) against any other matter that could reasonably be expected to facilitate any acquisition or purchase of the Company's assets or capital stock by any Person (other than Parent); and

                  (e) against any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Company Merger or any of the other transactions contemplated by the Merger Agreement.

         The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned Stockholder may vote the Subject Shares on all other matters.

         Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

                  [Remainder of Page Intentionally Left Blank]

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         This Proxy is irrevocable (to the fullest extent permitted by law) and shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Dated: June ___, 2003

                               Signature of Stockholder:________________________

                               Print Name of Stockholder:

                               Subject Shares:

                                                 shares of Company Common Stock

                                                 shares of Company Common Stock
                                                 issuable upon exercise of
                                                 outstanding options or warrants

                           ****IRREVOCABLE PROXY****